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                                                                     EXHIBIT 2.1
                                                                     -----------

     AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED AGREEMENT AND PLAN OF
                         ACQUISITION AND AMALGAMATION

     This Amendment No. 2 (the "Second Amendment") to the Second Amended and Restated Agreement and Plan of Acquisition and Amalgamation by and among Autodesk, Inc. ("Parent"), Autodesk Development B.V. ("Dutchco"), 9066-9771 Quebec Inc. ("Amalgamation Sub"), Autodesk Canada Inc. ("ACI"), 9066-9854 Quebec Inc ("Giants Quebec") and Discreet Logic Inc (the "Company") dated as of November 18, 1998 (the "Second Amended and Restated Agreement"), as amended by the Amendment dated December 18, 1998 (the "First Amendment"), is entered into by and among each of the parties to the Second Amended and Restated Agreement effective as of January 18, 1999.

                                    RECITALS

     WHEREAS, Parent, Dutchco, Amalgamation Sub, ACI, Giants Quebec and the Company entered into an Agreement and Plan of Acquisition and Arrangement dated as of August 20, 1998, which was subsequently amended and restated in its entirety by the parties in the Amended and Restated Agreement and Plan of Acquisition and Amalgamation dated as of September 23, 1998, and again amended and restated in its entirety in the Second Amended and Restated Agreement;

     WHEREAS, the Second Amended and Restated Agreement provides, among other things, that upon the terms and subject to the conditions thereof, immediately following the amalgamation (the "Amalgamation") of Amalgamation Sub, Giants Quebec (to which ACI will assign, prior to the Amalgamation, substantially all its assets) and the Company, whereupon each outstanding Company Common Share shall be converted into one Class B Share of the Continuing Corporation resulting from the Amalgamation, the Class B Shares of the Continuing Corporation automatically will be, based on the prior election of their holder, either (i) redeemed by the Continuing Corporation for 0.48 exchangeable shares in the share capital of the Continuing Corporation, subject to proration in certain instances, or (ii) converted into units comprised of one Class E Share and one Class F Share of the Continuing Corporation, which units will be acquired by Dutchco in exchange for 0.48 shares of Parent Common Stock; and

     WHEREAS, the parties now desire to amend the Exchange Ratio set forth in the Second Amended and Restated Agreement, and to make certain representations and warranties to each other as of the date hereof;

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1.  Exchange Ratio.  The recitals to the Second Amended and Restated
         --------------
Agreement are hereby amended such that all occurrences in the recitals of the term "0.48" shall be replaced in each case with "0.33" and the term "Exchange Ratio" shall be defined as 0.33.

     2.  Representations and Warranties of the Company.  The Company hereby
         ---------------------------------------------
represents to each member of the Parent Group as of the date hereof, subject to the Company Disclosure Schedule dated as of the date of the Original Agreement:

         (a) Authority. The Company has all necessary corporate power and authority to execute and deliver this Second Amendment and to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of this Second Amendment by the Company and the consummation by the Company of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Second Amendment or to consummate the Transactions, other than the approval and adoption of the Second Amended and Restated Agreement, as amended, and confirmation of by-law No. 1998-1 approving the

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Amalgamation by the holders of at least sixty-six and two-thirds percent (66
2/3%) of the outstanding Company Shares who are permitted to, and who, vote at the Company Shareholders' Meeting in accordance with the Quebec Act. The Board of Directors of the Company has determined that it is advisable and in the best interests of the Company's shareholders for the Company to enter into a business combination with Parent upon the terms and subject to the conditions of the Second Amended and Restated Agreement, as amended, and to recommend that the shareholders of the Company approve same. This Second Amendment has been duly and validly executed and delivered by the Company, and assuming the due authorization, execution and delivery hereof by each member of the Parent Group, constitutes a legal, valid and binding obligation of the Company.

         (b) No Conflict. The execution and delivery of this Second Amendment by the Company does not, and the performance of the Company's obligations under this Second Amendment will not, (i) conflict with or violate the Articles of Incorporation or By-Laws or equivalent organizational documents of the Company or any of its subsidiaries, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair the Company's or any of its subsidiaries' rights or, to the Company's knowledge, alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement (each, a "Covered Agreement") disclosed in Schedule 2.5(a) and Schedule 2.18 of
                                           ---------------     -------------
the Company Disclosure Schedule or filed as a "material contract" with the SEC pursuant to the requirements of the Securities Exchange Act of 1934, as amended, and the SEC's rules thereunder (collectively, the "Exchange Act"), or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except in the case of (ii) and (iii) for any such conflicts, violations, breaches, defaults, terminations, cancellations or accelerations which would not have a Material Adverse Effect.

         (c) Required Filings. The execution and delivery of this Second Amendment by the Company does not, and the performance of the transactions contemplated hereby and by the Second Amended and Restated Agreement, as amended, will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, to be made or obtained by the Company, except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended, and the SEC's rules thereunder (the "Securities Act"), the Exchange Act, state securities laws ("Blue Sky Laws"), the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act (Quebec) (the "QSA") and other relevant Canadian securities statutes, filing with Industry Canada under the Investment Canada Act (Canada), filing under the Competition Act (Canada) and the filing and recordation of appropriate documents as required by the Quebec Act in connection with the Arrangement and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay consummation of the Amalgamation, or otherwise prevent or materially delay the Company from performing its obligations under this Second Amendment or the Second Amended and Restated Agreement, as amended, or would not otherwise have a Material Adverse Effect.

         (d) Opinion of Financial Advisor. The Company has received an oral opinion from its financial advisor, Volpe Brown Whelan & Company (to be subsequently confirmed in writing), to the effect that, as of the date hereof, the consideration to be received by the shareholders of the Company pursuant to the Second Amendment and the Second Amended and Restated Agreement, as amended, is fair to such shareholders from a financial point of view.

     3.  Representations and Warranties of the Parent Group.  Each member
         --------------------------------------------------
of the Parent Group hereby represents to the Company as of the date hereof, subject to the Parent Disclosure Schedule dated as of the date of the Original
Agreement:

         (a) Authority. Each member of the Parent Group has all necessary corporate power and authority to execute and deliver this Second Amendment and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Second Amendment by each member of the Parent Group and the consummation by each member of the Parent Group of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of each member of the Parent Group, and no other corporate proceedings on the part of any such member are necessary to
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authorize this Agreement or to consummate the Transactions (other than the approval of the Parent Arrangement Issuance and/or the adoption of the Second Amendment and Restated Agreement, as amended, and the transactions contemplated thereby by the requisite vote of the stockholders of Parent, to the extent necessary). The Boards of Directors of Parent and Dutchco have determined that it is advisable and in the best interest of Parent's stockholders and Dutchco's stockholder for Parent and Dutchco to enter into a business combination with the Company upon the terms and subject to the conditions of the Second Amended and Restated Agreement, as amended (including by this Second Amendment) and to recommend that the stockholders of Parent approve same. This Second Amendment has been duly and validly executed and delivered by each member of the Parent Group and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each member of the Parent Group.

         (b) No Conflict. The execution and delivery of this Second Amendment by each member of the Parent Group do not, and the performance of the Company's obligations under this Second Amendment by each member of the Parent Group will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws (or similar charter documents, as the case may be) of any member of the Parent Group, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or impair Parent's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or to the knowledge of Parent, give to others any rights of termination, amendment, acceleration or cancellation of, any material contract or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or any of its subsidiaries pursuant to any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except in the case of (ii) and (iii) for any such breaches, defaults or other occurrences that would not have a Material Adverse Effect.

         (c) Required Filings. The execution and delivery of this Second Amendment by each member of the Parent Group does not, and the performance of the transactions contemplated hereby and by the Second Amended and Restated Agreement, as amended will not, require any material consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, the Blue Sky Laws, the pre-merger notification requirements of the HSR Act, relevant Canadian securities statutes, filing with Industry Canada under the Investment Canada Act (Canada), filing under the Competition Act (Canada) and the filing and recordation of appropriate merger or other documents as required by the Quebec Act and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay consummation of the Amalgamation, or otherwise prevent any member of the Parent Group from performing its respective obligations under this Second Amendment, or the Second Amended and Restated Agreement, as amended, and would not have a Material Adverse Effect.

         (d) Board Approval. The Board of Directors of Parent has, as of the date of this Second Amendment, determined to recommend that the stockholders of Parent approve the Parent Stock Issuance.

     4.  Termination.   Article VII of the Second Amended and Restated Agreement
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is hereby amended as follows:

         (a) Section 7.3(b)(i)(C) shall be amended such that the reference to "February 23, 1999" shall be replaced with a reference to "March 23, 1999".

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     5.  General.
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         (a) All other terms and conditions of the Second Amended and Restated
Agreement, as amended by the First Amendment, including without limitation the representations, warranties, covenants and agreements of the respective parties, shall remain in full force and effect without other or further amendment or modification, fully applying to the Second Amended and Restated Agreement as amended by the First Amendment and this Second Amendment.

         (b) Each capitalized term used in this Second Amendment but not defined herein shall have the meaning ascribed to it in the Second Amended and Restated Agreement. All section references in this Agreement are to the Second Amended and Restated Agreement.

         (c) This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

                 [Remainder of Page Intentionally Left Blank]

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the date first above written.


                                       "Parent"

                                       Autodesk, Inc.


                                       By: /s/ CAROL A. BARTZ
                                           -----------------------------------
                                               Carol A. Bartz
                                               Chief Executive Officer



                                       "Dutchco"

                                       Autodesk Development B.V.


                                       By: /s/ MICHAEL E. SUTTON
                                           -----------------------------------
                                               Michael E. Sutton
                                               Directeur



                                       "Amalgamation Sub"

                                       9066-9771 Quebec Inc.


                                       By: /s/ MARCIA K. STERLING
                                           -----------------------------------
                                               Marcia K. Sterling
                                               Secretary



                                       "ACI"

                                       Autodesk Canada Inc.


                                       By: /s/ CAROL A. BARTZ
                                           -----------------------------------
                                               Carol A. Bartz
                                               President

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                                       "Giants Quebec"

                                       9066-9854 Quebec Inc.


                                       By: /s/ MARCIA K. STERLING
                                           -----------------------------------
                                               Marcia K. Sterling
                                               Secretary


                                       "Company"

                                       Discreet Logic Inc.


                                       By: /s/ FRANCOIS PLAMONDON
                                           -----------------------------------
                                               Francois Plamondon
                                               Executive Vice President and
                                               Chief Financial Officer

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